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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



     We have issued our reports dated February 17, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Expert Software, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Expert Software, Inc.'s 1997 Stock Option Plan for Officers and Employees on Form S-8.


                                              /s/ Grant Thornton LLP


Miami, Florida
May 18, 1999